Exhibit 99.1

GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2018 RESULTS
- Revenues Grew 36% Over Prior-Year Period to $14.8 Million -
- Total Written Premiums Increased 52% Over Prior-Year Period -
- Corporate Sales Headcount Grew 74% Over Prior-Year Period -
- Total Operating Franchises Grew 58% Over Prior-Year Period -

WESTLAKE, TEXAS - August 7, 2018 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2018.
Second Quarter 2018 Highlights

•	Revenues grew 36% to $14.8 million, from $10.9 million in the prior-year period.

•	Net loss attributable to Goosehead Insurance, Inc. of $9.2 million, or $0.68 per share, primarily due to one-time non-cash Class B unit compensation expense related to the IPO.

•	Total Adjusted EBITDA* rose 27% to $4.0 million, from $3.2 million in the prior-year period.

•	Total written premiums of $132.6 million, a 52% increase from the prior-year period.

•	Policies in force were 282,369 as of June 30, 2018, a 49% increase compared to 189,208 as of June 30, 2017, and a 12% increase from 251,972 as of March 31, 2018.

•	Corporate sales headcount rose to 148 as of June 30, 2018, a 74% increase from June 30, 2017.

•	Total operating franchises stood at 385 as of June 30, 2018, a 58% increase from June 30, 2017.

*Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP is set forth in the reconciliation table accompanying this release.

“We continued our strong momentum in the second quarter, generating additional robust revenue and Adjusted EBITDA growth,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “We are also pacing very well growing new business and continuing to record large increases in total written premiums and policies in force. Importantly, our strategic approach of separating our sales and service functions allowed us to maintain our strong client retention rate of 88% and our best-in-class Net Promoter Score (NPS) of 87. We believe that these efforts continue to position us well for higher-margin growth and earnings expansion over the longer term.”

“During the quarter, we accelerated our Corporate sales hiring in order to take advantage of a high-quality recruiting pipeline, while adding 44 net new operating franchises,” added Mr. Jones. “By investing opportunistically in our human capital and ensuring our new recruits learn our industry-disrupting technology and sales blueprint, we believe we are positioned to increase our rate of winning new business and further fuel our growth. As we look to the remainder of 2018, we remain focused on our core Corporate and Franchise growth strategy, while continuing to provide our clients with the broadest choice for coverage and world-class service, which we believe should create sustainable long-term value for our shareholders.”

Second Quarter 2018 Results

For the second quarter of 2018, revenues were $14.8 million, a 36% increase from $10.9 million in the prior-year period, driven primarily by higher commissions, agency fees and higher franchise royalty fees generated by renewal business.

Total written premium for the second quarter of 2018 grew 52% to $132.6 million from $87.5 million in the prior-year period.

Total operating expenses for the second quarter of 2018 were $37.5 million, up from $8.1 million in the prior-year period, primarily due to $26.4 million in equity-based compensation costs ($26.0 million related to one-time vesting of historical Class B units as part of our IPO). In future quarters, the only equity-based compensation the Company expects to incur is via the vesting of stock options. Excluding equity-based compensation, operating expenses for the second quarter of 2018 were $10.8 million, a 40% increase from $7.7 million in the prior-year period. Normal operating expenses increased primarily due to larger employee compensation and benefit expenses related to a continued ramp-up in corporate agent headcount and the number of operating franchises, as well as higher overall general and administrative expenses.

Net loss for the second quarter of 2018 was $23.9 million, compared to net income of $5.8 million in the prior-year period. Net loss for the second quarter of 2018 included the aforementioned $26.0 million of equity-based compensation costs, while net income for the second quarter of 2017 included $3.5 million in one-time income related to a transaction with a former franchisee.

Net loss attributable to Goosehead Insurance, Inc. for the second quarter of 2018 was $9.2 million, or $0.68 per share.

Total Adjusted EBITDA rose 27% for the second quarter of 2018 to $4.0 million, from $3.2 million in the prior-year period. Total Adjusted EBITDA margin was 27%, compared to 29% in the prior-year period, primarily due to additional employee compensation and benefits from increased hiring and number of operating franchises, additional rent expense from the Company’s corporate headquarters relocation in July 2017, timing of contingent commissions received (an annual contingent commission payment from one of the Company's larger carriers paid during the second quarter last year was paid during the first quarter this year), and partially offset by growth in higher-margin renewal revenue in both the Corporate and Franchise channels.

Corporate Channel

Revenues generated through the Corporate Channel in the second quarter of 2018 were $8.5 million, a 31% increase from $6.5 million in the prior-year period. The revenue growth was primarily driven by new business due to a 74% increase in Corporate sales agent headcount, as well as higher renewal revenue related to the growth in the number of policies in the renewal term over the past year.

The Company had total corporate sales agent headcount of 148 at June 30, 2018, a 74% increase from 85 as of June 30, 2017 and a 22% sequential increase from 121 as of March 31, 2018 as the Company continues to invest for future growth.

Adjusted EBITDA for the Corporate Channel segment in the second quarter of 2018 was $1.9 million, comparable to the prior-year period, as an increase in higher-margin renewal revenue and higher new business revenue due to the increase in hiring of corporate agents was offset by higher employee compensation and benefits as a result of the increased hiring. Adjusted EBITDA margin for the Corporate Channel for the second quarter of 2018 was 22%, compared to 29% in the prior-year period, primarily due to the Company’s continued investment in growth by significantly increasing corporate sales agent headcount, which resulted in higher employee compensation and benefits. The additional investment was offset by the growth in new business and renewal revenues.

Franchise Channel

Revenues generated through the Franchise Channel in the second quarter of 2018 were $6.3 million, a 44% increase from $4.4 million in the prior-year period. The revenue growth was primarily driven by higher royalty fees due to an increase in the number of operating franchises, greater royalty fees generated on renewal business versus new business, and higher initial franchise fees attributable to an increase in the total number of franchises that attended training from the prior-year period.

As of June 30, 2018, the Company grew operating franchises 58% to 385, from 244 as of June 30, 2017, and produced a 13% sequential increase from 341 as of March 31, 2018.

Adjusted EBITDA for the Franchise Channel in the second quarter of 2018 rose 75% to $2.2 million, from $1.3 million in the prior-year period, driven by an increase in higher-margin renewal revenue, as well as higher initial franchise fees and new business revenue from a larger franchise agency base. Adjusted EBITDA margin for the Franchise Channel for the second quarter of 2018 expanded 600 basis points to 35%, compared to 29% in the prior-year period due to the growth in higher-margin royalties related to policies in their renewal terms.

Six Months 2018 Results

For the six months ended June 30, 2018, revenues grew by 41% to $29.4 million from $20.8 million in the prior-year period, driven primarily by higher commissions, agency fees and higher franchise royalty fees generated by renewal business, as well as an increase in contingent commissions received.

Net loss for the six months ended June 30, 2018 was $20.1 million, compared to net income of $8.1 million in the prior-year period. Net loss for the six months ended June 30, 2018 included the aforementioned equity-based compensation costs of $26.0 million, while net income for the six months ended June 30, 2017 included $3.5 million in one-time income related to a transaction with a former franchisee.

Total Adjusted EBITDA rose 49% for the six months ended June 30, 2018 to $9.1 million, from $6.1 million in the prior-year period. Total Adjusted EBITDA margin for the six months ended June 30, 2018 was 31%, compared to 29% in the prior-year period, primarily due to growth in higher-margin renewal revenue in both the Corporate and Franchise channels and partially offset by additional employee compensation and benefits from increased hiring and number of operating franchises, as well as additional rent expense from the Company’s corporate headquarters relocation in July 2017.

Liquidity and Capital Resources

As of June 30, 2018, the Company had cash and cash equivalents of $18.9 million, an unused line of credit of $2.5 million, and outstanding notes payable of $48.5 million on its balance sheet.

Subsequent Event
Goosehead also announced yesterday that it has refinanced its existing $50.0 million term loan and $3.0 million line of credit into a new $40.0 million term note payable and $13.0 million revolving credit facility agreement, effective August 3, 2018. Goosehead also has the ability, subject to approval, to increase the commitments under the credit facilities by an additional $50.0 million.
Under the new agreement, borrowings initially accrue interest on amounts drawn at LIBOR plus 2.50%, a 300 basis point improvement from the retired debt’s accrued interest rate of LIBOR plus 5.50%. Interest rates past the initial period are based on the Company’s leverage ratio for the preceding period, but are capped at LIBOR plus 2.50%.
As of August 3, 2018, there was $50.0 million of debt outstanding ($40.0 million term note payable and $10.0 million drawn on the new revolving credit facility).

Conference Call Information
Goosehead will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (844) 898-2795 (toll-free) or (210) 874-7848 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 80 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of seven corporate sales offices and over 490 operating and contracted franchise locations. For more information, please visit www.gooseheadinsurance.com.
Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the caption “Risk Factors” in Goosehead’s prospectus relating to its Registration Statement on Form S-1 (Registration Number 333-224080) filed with the SEC pursuant to Rule 424(b)(4) under the U.S. Securities Act of 1933, as amended, and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Garrett Edson
ICR
Phone: (214) 838-5145
E-mail: IR@goosehead.com

Media Contact:
Robin Weinberg / Kate Gorgi
Sard Verbinnen & Co
Phone: (212) 687-8080
E-mail: Goosehead-SVC@sardverb.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Revenues:
Commissions and agency fees	$8,716,016	$6,854,232	$18,311,592	$13,216,078
Franchise revenues	5,969,392	3,969,912	10,879,920	7,451,028
Interest income	102,304	54,486	185,081	102,473
Total revenues	14,787,712	10,878,630	29,376,593	20,769,579
Operating Expenses:
Employee compensation and benefits (including Class B unit compensation of $26,134,271 for the three and six months ended June 30, 2018 and $184,613 for the three and six months ended 2017)	33,854,619	5,575,415	40,690,044	10,443,062
General and administrative expenses	3,025,695	2,011,268	5,399,317	3,844,867
Bad debts	305,965	323,208	585,654	575,090
Depreciation and amortization	350,548	158,177	687,483	295,834
Total operating expenses	37,536,827	8,068,068	47,362,498	15,158,853
(Loss) Income from operations	(22,749,115)	2,810,562	(17,985,905)	5,610,726
Other Income (Expense):
Other Income	—	3,540,932	—	3,540,932
Interest expense	(972,158)	(527,038)	(1,967,560)	(1,059,753)
(Loss) Income before taxes	(23,721,273)	5,824,456	(19,953,465)	8,091,905
Income tax expense	154,093	—	154,093	—
Net (Loss) Income	(23,875,366)	5,824,456	(20,107,558)	8,091,905
Less: net (loss) income attributable to non-controlling interests	(14,640,985)	5,824,456	(10,873,177)	8,091,905
Net (Loss) Income attributable to Goosehead Insurance, Inc.	$(9,234,381)	$—	$(9,234,381)	$—
Earnings per share:
Basic	$(0.68)	n/a	$(0.68)	n/a
Diluted	$(0.68)	n/a	$(0.68)	n/a
Weighted average shares of Class A common stock outstanding
Basic	13,533,267	n/a	13,533,267	n/a
Diluted	13,533,267	n/a	13,533,267	n/a

Pro forma net income:
Pro forma income before taxes attributable to Goosehead Insurance, Inc.	n/a	2,172,659	n/a	3,018,471
Pro forma income tax expense	n/a	$(519,266)	n/a	$(721,415)
Pro forma net income attributable to Goosehead Insurance, Inc.	n/a	$1,653,393	n/a	$2,297,056

Pro forma earnings per share:
Basic	n/a	$0.12	n/a	$0.17
Diluted	n/a	$0.12	n/a	$0.16
Pro forma weighted average shares of Class A common stock outstanding:
Basic	n/a	13,533,267	n/a	13,533,267
Diluted	n/a	14,329,293	n/a	14,329,293

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30	December 31
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$18,938,455	$4,947,671
Restricted cash	616,414	417,911
Commissions and agency fees receivable, net	1,958,539	1,268,172
Receivable from franchisees, net	396,922	564,087
Prepaid expenses	937,826	521,362
Total current assets	22,848,156	7,719,203
Receivable from franchisees, net of current portion	1,841,844	1,360,686
Property and equipment, net of accumulated depreciation	6,934,029	6,845,121
Intangible assets, net of accumulated amortization	241,286	216,468
Other assets	149,806	565,191
Total assets	$32,015,121	$16,706,669
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,305,386	$2,759,241
Premiums payable	616,414	417,911
Unearned revenue	510,000	1,062,050
Dividends payable	—	550,000
Deferred rent	420,850	477,818
Note payable	500,000	500,000
Total current liabilities	6,352,650	5,767,020
Deferred income taxes, net	90,532	—
Deferred rent, net of current portion	4,252,020	3,916,257
Note payable, net of current portion	48,004,034	48,156,340
Total liabilities	58,699,236	57,839,617
Commitments and contingencies (see note 6)
Members’ deficit	—	(41,132,948)
Class A common stock, $.01 par value per share - 300,000,000 shares authorized, 13,533,267 shares issued and outstanding as of June 30, 2018, zero issued and outstanding as of December 31, 2017	135,333	—
Class B common stock, $.01 par value per share - 50,000,000 shares authorized, 22,746,667 issued and outstanding as of June 30, 2018, zero issued and outstanding as of December 31, 2017	227,467	—
Additional paid in capital	89,033,692	—
Accumulated deficit	(7,558,112)	—
Total stockholders' equity and members' deficit	81,838,380	(41,132,948)
Non-controlling interests	(108,522,495)	—
Total equity	(26,684,115)	(41,132,948)
Total liabilities and stockholders' equity	$32,015,121	$16,706,669

Goosehead Insurance, Inc.
Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net Income
This release includes Adjusted EBITDA and Adjusted EBITDA Margin that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Adjusted EBITDA and Adjusted EBITDA Margin for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:

•
“Adjusted EBITDA” is a supplemental measure of the Company’s performance and is defined as net income before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items. The Company believes that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance.

•
“Adjusted EBITDA Margin” is net income before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated and combined level.

While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net (loss) income	$(23,875,366)	$5,824,456	$(20,107,558)	$8,091,905
Interest expense	972,158	527,038	1,967,560	1,059,753
Depreciation and amortization	350,548	158,177	687,483	295,834
Income tax expense	154,093	—	154,093	—
Equity-based compensation	26,393,999	184,613	26,393,999	184,613
Other income	—	(3,540,932)	—	(3,540,932)
Adjusted EBITDA	$3,995,432	$3,153,352	$9,095,577	$6,091,173
Adjusted EBITDA Margin(1)	27%	29%	31%	29%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($3,995,432/$14,787,712) and ($3,153,352/$10,878,630) for the three months ended June 30, 2018 and 2017 and ($9,095,577/$29,376,593) and ($6,091,173/$20,769,579) for the six months ended June 30, 2018 and 2017.

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2018	March 31, 2018	June 30, 2017
Corporate sales agents < 1 year tenured	93	66	51
Corporate sales agents > 1 year tenured	55	55	34
Operating franchises < 1 year tenured (TX)	45	49	68
Operating franchises > 1 year tenured (TX)	159	149	110
Operating franchises < 1 year tenured (Non-TX)	130	105	46
Operating franchises > 1 year tenured (Non-TX)	51	38	20
Policies in Force	282,369	251,972	189,208
Client Retention	88%	88%	88%
Premium Retention	95%	94%	94%

	June 30, 2018	March 31, 2018	June 30, 2017
Total Written Premium	$132,648,674	$100,948,381	$87,494,689
Net Promoter Score ("NPS")	87	87	86